U.S.SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USChina Taiwan Inc.

(Exact name of registrant as specified in its charter)

Nevada                               7389                            27-2039490

(State or Other               (Primary Standard Industrial         (I.R.S. Employer

Jurisdiction                    Classification Code Number)        Identification No.)

Of Organization)

                        Taiwan:    16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan

                                             Tel: 886-916-456-210

                              USA:    665 Ellsworth Avenue, New Haven, CT 06511

                                              Tel: 203-8440809

                       (Address and Telephone Number of Registrant's Executive Office)

Copies to:

Andrew Chien

SEC Filing Agency

665 Ellsworth Avenue

New Haven, CT 06511

(203) 844-0809

Approximate Date of Proposed Sale to the Public: As soon as this registration statement becomes effective, and it is practicable to sell.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer", " accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

                  Large accelerated filer [ ]             Accelerated filer [ ]

                   Non-accelerated filer [ ]            Small reporting company [x]

                                  CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------

Title of Each Class     Proposed Maximum     Proposed Maximum      Amount of        Registration

of Securities to        Number of Shares      Offering Price        Aggregate            Fee (1)

be Registered           to be  Registered       Per Share         Offering Price (1)

-------------------------------------------------------------------------------------------------

Common Stock                 122,500            $2.00              $ 245,000           $ 26.21

--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this

Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2010.

                                     USChina Taiwan Inc.

                              122,500 Shares of Common Shares

                                     $2.00 per Share

This is USChina Taiwan Inc.'s initial public offering. USChina Taiwan offers the resale of 122,500 shares of common stock, held by the selling stockholders for whom information is provided under the "Selling Shareholder" section of this prospectus. The shares will be offered (see section “PLAN OF DISTRIBUTION”) by the selling stockholders initially at $2.00 per share and thereafter, if the shares are listed for quotation on the OTC Bulletin Board, at prevailing market prices, or at privately negotiated prices. The offering will terminate when all of the 122,500 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144, or we decide to terminate the registration of the shares. We will not receive any proceeds from the sale of shares offered by the selling stockholders.

There is no market for our common stock and a market may never develop in the future.

The securities of this prospectus involve a high degree of risk (please see "RISK FACTORS", Page 6).

Neither the Securities & Exchange Commission ("SEC"), nor any state securities commission, has approved or disapproved the securities being offered, nor has any such agencies passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2010.

                        TABLE OF CONTENTS

DIRECTORS AND EXECUTIVE OFFICERS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

                                 PROSPECTUS SUMMARY

The following summary explains important information regarding the business of USChina Taiwan and the shares of common stock the selling shareholders intend to sell. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and its appendices carefully before you decide to invest. Please see "RISK FACTORS" on Page 6.

As used in this prospectus, the terms "we", "us", "our", the "Company", and "USChina Taiwan" all refer to USChina Taiwan Inc.  Also, in this prospectus we use the term selling shareholders, they are the owners of 122,500 shares of common stock.

All dollar amounts commonly refer to US dollars unless otherwise indicated.

Our Business

USChina Taiwan Inc was incorporated in the State of Nevada on December 18, 2009 by USChina Channel Inc. as a subsidiary, managed by Andrew Chien. On March 15, USChina Taiwan Inc separated from USChina Channel as an independent company, issued 90% of the outstanding common stock to Ching-Sang Hong, and elected him as a sole member of the Board of Directors, and Andrew Chien resigned as a general manager.

Our office address from which we will conduct our business is located at 665 Ellsworth Avenue, New Haven, CT 06511 with telephone number 203-844-0809 and our Taiwan Office is at 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan. Our telephone number is 886-916-456-210. Our website is at:

           http://www.uschinachannel.net/index/USChina_Taiwan_Inc#item351611

The Company's business focuses on management and financial consulting services in Taiwan, especially for those private companies, which wanted to become US or Canada listed public companies.

The Company

In USA we shared the office of USChina Channel, 665 Ellsworth Avenue, New Haven, CT 06511 and in Taiwan, we currently use the home of our sole director, Ching-Sang Hong, rent-free as our office.

Our auditor is concerned that we may not have the ability to continue our business if we do not raise enough capital to continue our work.

The Offering

Securities Offered:      Maximum 122,500 shares of common stock, Par value $0.001.

Offering price:          $2.00 per share

Termination of Offering: The offering will conclude when all of the 122,500 shares of common stock have been sold, the shares no longer need to be registered to be sold, or we decide to terminate the  registration of the shares.

Net proceeds to

 Selling Shareholders:   $ 245,000

Net proceeds to

 the Company:             None.

Market for the            There has been no market for our securities.  Our common stock is not traded on

 Common Stock             any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary of Selected       For fiscal 2009, Revenue: $ 0;  Net income: $0; Total asset: $1225;

Financial Data:           Total liability:  $ 0, Shareholder equity: $1225.

                                             RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and information provided in this prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

WE HAVE NO REVENUE FOR THE YEAR ENDED DECEMBER 31, 2009. THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

                                     RISKS RELATING TO OUR COMPANY

1. We have no operating history and our operating results are unpredictable.

We have no operations. Since the Company's formation, we have not realized any revenue. We do not have any customers to date. We are in the developmental stage. Despite that the financial consulting business expands in Republic of China (Taiwan) by the impulse of increased trades and direct investment from China, there is no certainty that our business will ultimately prove successful.

2. We will incur increased costs as a result of being a public company.

Conducting our business as a public company will cause us to incur significant accounting and other expenses that we did not have as a private company. In addition, the Sarbanes-Oxley Act, as well as certain rules implemented by the SEC, require changes in corporate governance practices of public companies. These new rules and regulations will increase our legal, accounting and financial compliance costs and will require additional staff time.

3. Our auditors have raised substantial doubt about our ability to continue as a going concern, since the Company does not currently have sufficient working capital necessary to pursue our intended business.

We only have $1,225 cash on hand, and shareholder equity of $ 1,225 as of the date of this filing. We do not anticipate any predictable cash flow in the near future except the loan from the Chairman Ching-Sang Hong with limitation up to $70,000. If we fail to generate revenue, we may suffer losses due to the costs and expenses related to implementing our business model. We cannot offer any assurance that we will be successful in attracting or retaining any customers.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the near future if we do not generate profits, or raise sufficient capital soon. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholder and creditor confidence may be very low in evaluating our Company. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

4. Our only Officer, Mr. Hong, has limited financial capability, and has to run additional business. He may be unable to devote his full time to the Company, or even honor all his financial commitment with the Company, if outside business fails.

Mr. Hong, our President and sole officer, personally bears the costs of bringing this company as a public entity, and bears the loan for the operation of this company. He is running additional business to generate the income to support his operating of this company. He owns Crown Assets Administrative LLC, a Taiwan registered company, and He is the president of Yana Ventures Philanthropy Group and the Chief Secretary of

Ma-Friend organization, which was organized for the election of President Ma, Ying-Jeou, Republic of China (Taiwan).

The activities of his additional business may constantly occupy his time, which may result in interruptions or delays in our customer service for our Company. The failure of his other business may cause him to cease the operation of our Company.

5. Except for Mr. Hong's loan, which is limited to $70,000, we do not have any additional sources of funding for our business and we cannot guarantee that we will be able to find any additional funding when and if needed.

Other than the loan from Mr. Hong, no other source of capital has been identified or offered to us.  Due to the nature of the financing consulting, the front costs are high. Our potential customers indicate that they are willing to pay the shares of the private companies, which don't have liquidity. We may need additional funding to operate our business. If we fail to get the additional funding, our business may fail. If we cease operations for any reason, you may lose your investment.

If we do find an alternative source of capital, the terms and conditions of acquiring such capital may not be favorable and may result in dilution of our shareholder value.

6. Andrew Chien, Chairman of USChina Channel INC, is a related party of our company. His multi interests may cause conflicts with our shareholders' interests.

Andrew Chien owned approximately 8% of the shares of the common stock. He is the SEC file agent of USChina Taiwan. His service for USChina Taiwan Inc is paid. There may have any potential conflicts of interests between our company and Andrew Chien. We cannot assure you, however, that when conflicts of interest arise, Andrew Chien will act completely in our interests, or conflicts of interests will be resolved in our favor.

7. We are subject to the many risks of doing business in Republic of China (Taiwan).

We predict most of our future revenue will come from the companies whose headquarters located in Taiwan, and operation located in Taiwan, China and other Asian countries. Any slow down in the economy of Asia and Republic of China (Taiwan) could reduce the demand for our services.

Accordingly, our business and financial condition may be affected by political and social instability.

Taiwan has a unique international political status. The government of the People's Republic of China asserts sovereignty over Mainland China and Taiwan, and does not recognize the legitimacy of the government of the Republic of China ("Taiwan"). The government of the PRC has indicated that it may use military force to gain control over Taiwan if Taiwan declares independence or Taiwan refuses to accept the PRC’s stated “One China” policy. An increase in tensions between the ROC and the PRC and the possibility of instability and uncertainty could adversely affect the trades and investment from

PRC to Taiwan, then caused the economy slowdown, which definitely will have negative impact on our business. It is unclear what effects any of the events described above may have on relations with the PRC. Relations between Taiwan and the PRC and other factors affecting Taiwan’s political environment could affect our business.

8. We are dependant upon engaging new customers.

The success of our business depends on our management's ability to acquire more customers, especially customers that are willing to pay cash of the front costs of financing. However, there is intense competition existing in the Asia business service area, especially in the massive financial market.  There are many consultants with longer operating history and greater financial resources than us to serve for private investment or public financing. This may limit the number of customers we could engage in.

9. SEC regulation change

Part of our potential customers are interested in "reverse mergers" with a USA, or Canada's "shell" Company. Any future SEC regulation changes that affect "reverse mergers" and "back door registrations" will greatly influence our potential number of customers.

10. We have no business insurance to basically cover losses resulting from business interruptions, theft, or unanticipated legal expenses. Any unanticipated expenses may hurt our business substantially.

11. If we grant employee share options or other share-based compensation in the future, our net income per share could be negatively affected.

If we are forced to pay employees with stock, or stock options for services already performed, we may substantially reduce the worth of each share.

12. Foreign currency exchange policy in Republic of China (Taiwan) could adversely affect our profitability.

In recent years, the currencies of many East Asian countries, including Taiwan, have experienced considerable volatility. The Central Bank of the Republic of China has from time to time intervened in the foreign exchange market to minimize the fluctuation of the U.S. dollar/NT dollar exchange rate and to prevent significant decline in the value of the NT dollar. NT dollars have depreciated against U.S. dollars from US$1.00 = NT$27.520 on January 2, 1997 to US$1.00 = NT$31.84 on March 9, 2010. Since our potential revenue will generate from Taiwan Dollar, whose depreciation against U.S. dollars will hurt our revenue and profits.

13. Our sole officer and the directors control our Company.

Our sole officer, Mr. Hong, currently owns 90% of the outstanding common stock, remaining in control of the Company.  Although Mr. Hong is not party to any voting agreement, he will be able to exert significant influence, or even authority, over matters requiring approval by our security holders, including the election of all of our directors and the members of the Auditing Committee, control our operations, and inhibit your ability to change the Company's operations.  Accordingly, our shareholders will not have sufficient votes to cause the removal of Mr. Hong in his function as officer and director. Such concentrated control of the Company may adversely affect the price of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a method of voting that allows a shareholder to multiply the number of shares owned by the number of directors to be elected. The resulting number equals the total votes that a shareholder may cast for all of the directors.  This voting procedure gives minority shareholders more authority, by allowing them to cast all of their director votes for a single candidate. However, our company only provides regular or statutory voting rights, in which shareholders will have, only one vote per share for each director candidate. Consequently, minority shareholders will not be in a position to elect a director. Rather, directors will be elected on the basis of votes cast by the majority of the shareholders. And, as clarified above, the majority shareholder prior to, and following the closing date of the offering, will be Mr. Hong. He will be the only individual in a position to elect directors, and members of the Audit Committee. The minority shareholders will not have any control over the Company, and may not be able to sell their shares if a market for such shares has not been developed or maintained.

14. We are dependent upon our officer Mr. Hong to develop our business.

We have no employees and are solely dependent upon our officer, Mr. Hong, to create and maintain our business.  Should something happen to Mr. Hong, or if Mr. Hong is not proficient with developing our business, then the Company may fail and cease operations. Mr. Hong, is our President, CEO, CFO, Treasurer, and Secretary. He began performing duties for the Company without pay in the last week of March 2010, and presently devotes about thirty hours per week to the Company's operations. We do not have an employment agreement with Mr. Hong.

We do not carry a "key person" life insurance policy on Mr. Hong. The loss of Mr. Hong could have a material adverse affect on our Company. However, Mr. Hong has stated that he has no intention of leaving the Company. Although Mr. Hong has wide business contacts in Asia and Taiwan, and firmly believes he will be able to successfully develop the Company as a profitable entity, Mr. Hong's business experience is limited, and neither he, nor the Company can guarantee any degree of success.

15. Operations outside the United States may be affected by different local business and cultural factors, different regulatory requirements and prohibitions between jurisdictions.

Operations outside the United States may be affected by different local business and cultural factors, different regulatory requirements and prohibitions between jurisdictions, including the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments; and changes in regulatory requirements for financing activities. We are working in the emerging markets. The developing nature of these emerging markets presents a number of risks.

                                   RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

16.  We must comply with penny stock regulations, which could effect the liquidity and price of our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

17. We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We intend to retain any future earnings to finance the growth and development of our business. Therefore we do not plan to pay any cash dividends in the foreseeable future. Any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

18.  There is no trading market for our common stock and listing our stock on the Over-The-Counter Bulletin Board will increase the volatility of our stock and make it harder to sell our stock.

Our common stock is not eligible for trading on any stock exchange and there can be no assurance that our common stock will achieve listing on any such exchange. We intend to apply for listing on the Over-The-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

  a). The lack of readily available price quotations;

  b). The absence of consistent administrative supervision of "bid" and "ask" quotations;

  c). Lower trading volume; and

  d). Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

19. Investors in this offering may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

If we desire to raise additional capital in the future because we will experience losses in our current operations, or we need to expand our operations, then we may have to issue additional equity, preferred securities or convertible debt securities, which would cause the buyers in this offering to suffer dilution of their ownership percentage. In addition, it is possible that any future securities could grant new Shareholders rights, preferences, and/or privileges that are different from this offering.

20. Sales of the common stock by Mr. Hong may cause the market price for the common stock to decrease.

A total of 1,102,500 shares of common stock was sold to Mr. Hong at a price of $.001 per share, substantially less than the offering price of the shares being offered to investors in this offering. If he decides to sell any of his common stock in the future, those sales may cause the market price of the common stock to decrease. However, all of the shares of common stock owned by Mr. Hong are restricted securities as defined under Rule 144 of the Securities Act; meaning his stock may be eligible for sale after a period of six month, subject to timing, limits of sale quantity, and sale restrictions.

21.  Investors in this offering will suffer substantial dilution because the share price paid by existing shareholders was much lower than the offering price.

All existing shareholders paid $0.001 per share because they were the founding shareholders, but investors in this offering will pay a fixed price of $ 2.00. Therefore, the investors in this offering will realize significant dilution in the book value of their shares.

Dilution arises as a result of our arbitrary determination of the offering price for $2 per share, which is substantially greater than the $0.001/ share of the book value of the shares held by our current shareholders prior to the offering. As of the date of this prospectus, we have 1,225,000 shares of common stock outstanding and shareholder equity of $ 1,225.

                                         FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are based on our current goals, plans, expectations, assumptions, estimates and predictions regarding the Company.

When used in this prospectus, the words "plan", "believes," "continues," "expects," "anticipates," "estimates," "intends", "should," "would," "could," or "may," and similar expressions are intended to identify forward looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or growths to be materially different from any future results, events or growths expressed or implied in this prospectus.

The statements made in this prospectus should be read as being applicable to all forward-looking statements wherever they appear in this prospectus. These statements include, but are not limited to, statements under the captions,

"RISK FACTORS," "USE OF PROCEEDS," "MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS", and "DESCRIPTION OF BUSINESS".

We do not undertake any obligation to update any forward-looking statements contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

                                             USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                                       DETERMINATION OF OFFERING PRICE

We determined the offering price arbitrarily. The only reference is USChina Channel Inc traded at $2 for limited volume, and both USChina Channel and USChina Taiwan have approximately equal issued and outstanding shares. There is no relationship between our offering price versus our assets, future earnings, book value, net worth or other economical or recognized criteria. The estimated offering price set forth on the cover of this prospectus is subject to change as a result of market conditions and other factors.

                                                 DILUTION

There will be no dilution to our existing shareholders because the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.

                                           SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 122,500 shares of Common Stock offered through this prospectus. The selling shareholders acquired their shares when USChina Channel distributed them on March 15 as dividends.

We will not receive any proceeds from the sale of the shares by the selling shareholders. Although Mr. Ching-Sang Hong will pay all costs of registering the shares offered by the selling shareholders, the selling shareholders will pay all sales commissions and other fees payable to brokers or dealers in connection with any sale of the common stock.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including: selling shareholder’s names and the number of shares owned by each prior to this offering; the total number of shares that are to be offered for each; the total number of shares that will be owned by each upon completion of the offering; and the percentage owned by each upon completion of the offering.

The following data were aggregated from the Broadridge( DTC service company ), Interwest( Transfer Agency )and the Company’s records dated March 12, 2010. As showed in the Form 14a of USChina CHannel Inc, the Ex-Dividend day should be March 9 2010. Since there was no trades of the shares of USChina Channel, from March 8 to 12, the accuracy of the table is acceptable.

Due to the decision of the special shareholder meeting of USChina Channel Inc held on March 14, 2010:

“To issue 10% of USChina Taiwan Inc common stock to the shareholders of USChina Channel Inc as special dividends. The distribution ratio is 1 for 10. That means one share of USChina Taiwan Inc common stock will issue to the owner of 10 shares of USChina Channel Inc. For every shareholder or per brokerage account, the minimum dividends are 100 shares regardless of how many shares he (she, or the brokerage account) owns,” there will be extra shares to be issued to satisfy the minimum 100 shares requirement fro every shareholder and brokerage account. Andrew Chien will voluntarily cutoff his holdings to guarantee no more than 122,500 share being issued to existing shareholders of USChina Channel.

Interwest Transfer Company also will be the transfer agency of USChina Taiwan Inc.

Names of Selling Stockholder	Shares Owned Original	Shares Offered in Offering	Shares Owned after Offering	Percent Owned after Offering
Cindy Qingxin Shi	1500	1500	0	0
Xiao Shi	1500	1500	0	0
Yuet Chong Lee	1500	1500	0	0
Anding Qian	5500	5500	0	0
Hector J. Llorens	150	150	0	0
Fawn Wang	150	150	0	0
Vera Olichney	150	150	0	0
Chao Wang	300	300	0	0
Jin Du	150	150	0	0
Teddy Chien	150	150	0	0
Sophie Huizhen Chan	150	150	0	0
Xichang Chen	250	250	0	0
Brian Faucher	150	150	0	0
Kaiyu Jiang	150	150	0	0
Yi Chun Xu	200	200	0	0
Xinmei Tan	300	300	0	0
Yimin Lin	400	400	0	0
Bolin Ma	500	500	0	0
Kani Zhao	400	400	0	0
Mingjia Wang	500	500	0	0
Beatriz Llorens	150	150	0	0
Jiasan Fu	150	150	0	0
Yang Wu	200	200	0	0
Dadin Fu	250	250	0	0
Kin Yuet Li	400	400	0	0
Greg Brill	100	100	0	0
Anle Qian	1200	1200	0	0
Anqi Qian	100	100	0	0
Hongyi Liu	150	150	0	0
XiuZhu Xu	100	100	0	0
Tong Li	150	150	0	0

Hongyu,Zhang	400	400	0	0
YuCheng Wang	100	100	0	0
JiaJun Qian	1000	1000	0	0
Yuankai Zhu	100	100	0	0
Charlene Yue	1000	1000	0	0
Jiayang Chien	1000	1000	0	0
Wei Wang	4000	4000	0	0
Las America Research Group*	150	150	0	0
Allied Pacrim Capital **	150	150	0	0
SAVISCUS DAN	100	100	0	0
Retails of Brokerage***	200	200	0	0
Andrew Chien****	98200	98200	0	0
Total:	122,500	122,500	0	0

Note: Followings are persons who execute the voting rights of the shares owned by the associated companies:

      *Hector Llorens; ** Vera Olichney;

      *** E*Trade and National Financial Service showed to have one account to own 100 shares respectively;

      **** USChina Channel had 1,265,456 shares outstanding on March 9, 2010. If fully following 1 for 10 dividend distribution policy, it should distribute approximately 126,546+ shares, 4000+ shares more than currently distributed 122,500 shares. Andrew Chien is willing to cut his holding from

           102,435 to 98,200 to guarantee no more than 122,500 shares distributed among the shareholders of

           USChina Channel Inc, and to guarantee at least 100 shares distributed for every account.

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock, and assumes that all shares distributed are done. The percentages are calculated on the assumption that there were 1,225,000 shares of Common Stock outstanding on the date of this prospectus.

Except Andrew Chien acts individually as SEC file agency for USChina Taiwan, none of the selling shareholders, has had a material relationship with us other than as a shareholder at any time; or has ever been one of our officers or directors; or has ever had a family relationship with one of our officers or directors.

                                          PLAN OF DISTRIBUTION

The selling shareholders or their pledgees, transferees or other successors in interest may sell some or all of their common stock in one or more transactions, including block transactions, or privately negotiated transactions.

We determined this offering price by our view. The selling shareholders will sell our shares initially at $2 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. In the event that we permit or cause this prospectus to lapse, the shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Ching-Sang Hong is bearing all costs relating to the registration of the common stock, while the selling shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In the offer and sale of the common stock, the selling shareholders must comply with the requirements of the Securities Act and the Exchange Act. In particular, when the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, as that term is defined under the Securities Act of 1933 or the Exchange Act of 1934, or the rules and regulations thereunder, they must comply with applicable law and may, among other things, not engage in any stabilization activities in connection with our common stock. They may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities for a period beginning five business days before the date of this prospectus until they are no longer at selling.

If selling stockholders sell these shares of our common stock directly to any or both of market makers and broker-dealers acting as agents for their customers, they should furnish each market maker, or broker-dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such market maker, or broker-dealer.

Alternatively, the selling stockholders may sell all or any part of the shares of the common stock offered hereby through an underwriter. In this case, we may see that a deal or agreements will be signed between an underwriter and a selling stockholder, then the associated details will be set forth in a supplement or revision to this prospectus. So far, no selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into.

None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.

                                       TRANSFER AGENT AND REGISTRAR

Interwest Transfer Company Inc, 1981 Murray Holladay Rd Ste 100, Salt Lake City, UT, Tel: 801-272-9294, is our stock transfer agent for our common stock.

                                         LEGAL PROCEEDINGS

To our knowledge, neither the Company, nor any officer, director, is a party to any material legal proceeding.

No officer, or director has ever violated a securities law, been convicted of a felony, nor filed bankruptcy.

                       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of March 15, 2010 when USChina Taiwan finished spin-off from USChina Channel, our directors and executive officers are listed below.

     Name and Address of                    Amount of                Percent of Class

      Beneficial Owner                  Beneficial Owner

    Ching-Sang Hong                         1,012,500                     90%

    16F-5, No.78-17

    Sec.2 Zhong Gang Rd.

    Taichung, Taiwan

      Total:                                1,112,500                     90%

Board of Directors and Executive Officers

All directors of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of the date of this prospective, our directors and executive officers are listed below.

Directors:

Ching-Sang Hong, 52, Chairman, CEO and CFO, a US citizen, currently most time living in Taiwan. He is the owner of Crown Assets Administrative LLC, a business registered in Taiwan in 1998, and the president of Yana Ventures Philanthropy Group since October 2007. Since April 2008, he is also the Chief Secretary of Ma-Friend organization, which was organized for the election of President Ma, Ying-Jeou, Republic of China (Taiwan). From May 2001 to October 2007, he was hired by Department of Marketing and Sales, Ford Motor Company, Dearborn, MI 48126 as a Customer Database Production Support Manager. He has over twenty years of international sales and marking experiences for established firm and extensive business and official relationship especially in Taiwan, Korea, Singapore and Mainland China. He is well-traveled professional, presenting a diverse range of business, from hi-tech to general commercial goods. He got his Bachelor degree of Mechanical Engineering in National Cheng-Kung University, Tainan, Taiwan, in May 1981 and his Master Degree of Computer Science in University of Texas at El Paso, Texas, in July 1987.

Code of Ethics

In March 2010, the Company adopted the Code of Ethics pursuant to Item 406 of Regulation S-B, of which all our officers and employees are bound by.

The Code of ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with the law. A copy of the Code of Ethics is included as Exhibit 14 to this registration statement. The full text of the Code of Ethics also posted in the Company's website:

             http://www.uschinachannel.net/index/USChina_Taiwan_Inc#item351611

A printed copy of the Code of Ethics may be obtained free of charge by writing to the Corporate Secretary at: USChina Taiwan, INC., 665 Ellsworth Avenue, New Haven, CT 06511, or 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan.

                                FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 1,020,000 shares of common stock were issued pursuant to Rule 144 of the Securities Act, all of which are "restricted securities". Under Rule 144, the shares may be publicly sold, subject to volume of our trading market, plus other restrictions, one year from the date the certificate was issued.

Shares purchased from this offering, will be immediately available for resale. However, there is currently no trading market and, if a trading market develops, the sale of shares by any of our officers or directors could have a depressive effect on the market value of our common stock.

                                     DESCRIPTION OF THE SECURITIES

Common Stock:

We are currently authorized to issue 60,000,000 shares of $0.001 par value common stock. On March 15, 2010 there were 1,225,000 shares issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Shareholders with voting rights are entitled to one vote per each share of stock they own.

Holders of shares of common stock are entitled to share in all dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of the shares of common stock are entitled to participate on a pro-rata basis in a distribution of assets available for distribution to all shareholders. There are no conversions, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights. This means that the holders of more the 50% of the shares will be able to carry the majority vote for each of the directors; thereby electing all of the directors, as well as the Member of the Audit Committee, if they choose to do so. In such event, the holders of the remaining shares, aggregating less than 50%, will not be able to elect any of the directors.

                                INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named below was or is a promoter, underwriter, voting trustee, director, officer or employee of USChina Taiwan Inc.

Legal Matters: Timothy S. Orr, attorney at law, has reviewed this registration statement and provided an opinion on the validity of our issuance of Common Stock thereunder.

Accounting Matters: The financial statements included in this prospectus, have been audited by Yongqing Ruan, CPA, located in Woodbridge, Connecticut. As set forth in their report attached to this prospectus, we relied upon the expert opinion and accuracy of the firm for the audited financial statements and related attached reports.

       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

1. indemnify our directors, officers, employees and agents to the fullest extent permitted under the laws of the State of Nevada;

2. authorize payment of expenses incurred in defending a civil or criminal action; and

3. purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in December 18, 2009. We have not yet commenced operations. We are in a start-up stage. We anticipate making all arrangements necessary to begin our operations as soon as practicable.

                                      DESCRIPTION OF BUSINESS

Company History

USChina Taiwan INC (the INC) was incorporated on December 18, 2009, under the laws of the State of Nevada. It was a subsidiary of USChina Channel Inc, and managed by Andrew Chien with no operation until it is separated from USChina Channel Inc. On March 5, 2010, Andrew Chien, Chairman of USChina Channel signed "Business Operating Agreement" ("Agreement") with Ching-Sang Hong, a financial consultant for operating the management and financial consulting business in Taiwan. According to this agreement, Mr. Hong will bear on his own expenses, to separate USChina Taiwan Inc, as an independent public entity. USChina Channel majority capital representatives approved this agreement on March 14, 2010. Currently, Mr. Hong owned 90% of the shares of common stock of our company. He is Chairman, CEO and CFO of our company. We have US office at 665 Ellsworth Avenue, New Haven, CT 06511, telephone number (203) 844-0809 and Taiwan’s office at 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan, and telephone number: 886-916-456-210. Currently USChina Taiwan shared its website with USChina Channel INC. at

              http://www.uschinachannel.net/index/USChina_Taiwan_Inc#item351611

Why Spin-off:

Although USChina Taiwan has some operation similarity in business target and market orientations with USChina Channel, both companies are in the start-up stage with limited financial resources, face very strong competition. So far, Andrew Chien has never traveled to Taiwan, and he has little knowledge of its local cultural background and little experiences to deal with the rules of the local government. To separate both companies has following advantages:

 1. to avoid competition for capital resources;

 2. to avoid conflicting business priorities and diverted management attention;

 3. to enable us to use stock more efficiently as an acquisition currency and capital-raising tool;

 4. to clear every manager’s responsibilities for its clients or fiducially duty for its shareholders.

Federal Income Tax Consequence for Dividend Distribution:

On March 15, we distributed 112,500 shares of USChina Taiwan Inc, with aggregating book value of $113, as dividends of USChina Channel Shareholders with record day of March 9, 2010. These shares should be considered as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We expect that a U.S. holder receiving our shares in the distribution will be treated as receiving a taxable distribution to the extent of the fair market value of shares received on the distribution date. That distribution would be treated as taxable dividend income to the extent of such holder’s share of USChina Channel Inc’s current and accumulated earnings and profits (as determined for federal income tax purposes), if any. However, USChina Channel does not have any current or accumulated earnings and profits. To the extent the amount of the distribution exceeds such holder’s share of USChina Channel current and accumulated earnings and profits, if any, the distribution would be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its shares of USChina Channel common stock (thus reducing such adjusted tax basis) with any remaining amounts being treated as capital gain from the sale of USChina Channel shares. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed here.

Every shareholder of USChina Channel should discuss with its tax advisors to finally consider the federal income tax or other tax consequence of the dividend distribution.

Our Strategy

The Company's business will focus on furnishing business consulting services to the small and medium sized private companies in Taiwan who wish to find business partners, agencies, financing sources, or who wish to become public through an IPO or reverse merger in the United States, or Canada. These services consist of:

a. to explore new strategy for business managers;

b. to research, writing and editing business plan;

c. budget analysis;

d. to establish connections between business manager and Investors, or Banks;

e. consulting for merger and acquisition;

f. consulting for going public;

g. for small business to make privately financing arrangement in USA, China or Taiwan etc;

h. assets sale consulting;

i. new business establishment consulting including how to build new facility overseas etc;

k. tax advice for the entrepreneurs owned by Taiwanese owned, operated in China or other Asia countries.

Recently, as the business transactions greatly increase between Mainland China and Taiwan, many entrepreneurs of Taiwan built their manufacturing plants or offices in China and other Asia countries. Due to cultural environment and political system and tax rules differ, and due to various economy incentive plans with its real benefits for Taiwan entrepreneurs differ in several jurisdictions, the entrepreneurs have faced new and difficulty challenges. They have multi choices of the operations in several jurisdictions. How to select the best business strategy from both long and short-term views, becomes puzzles in their mind. They will always meet something they are not familiar with, which cause them to hardly make consistently decision. These problems became common especially for those entrepreneurs who are either old or conservative, or with no favor feeling of business transparency.

Mr. Hong has good personality. And his achievement in assisting 2009’s Taiwan president election helped him to build good relationship with many Taiwan entrepreneurs. His extensive business and official relationships among Mainland China, Taiwan, Korea and Singapore make him a treasure among the consultants. The success of such kind of consulting is to let the entrepreneurs being sincerely friends of the consultant. Mr. Hong can achieve that.

Mr. Hong has several potential clients and associated projects among travel industries, toy makers, semiconductor manufacturers and food makers. Every project will be individually analyzed, billed and serviced by Mr. Hong. Should we need to hire third party contractors to handle our workload, we will bill the customers at the actual costs, plus an additional 30% service charge for our overhead. As our business grows and the workload increases, the Company will hire contract workers either short or long term to assist us in providing services.

We understand that our potential project, despite its size, is very individual. Every potential customer will have special needs. We should carefully approach them. Our relation with USChina Channel is a good asset for us. The history of USChina Channel in public for three years is a good example that we can bring small company public at affordable cost. Taiwan has certain financial resources. It is a good place to consider Regulation S offering for US public companies. We will fully take such advantages of Taiwan following SEC regulations. We believe that we can launch our services initially on a small scale, regardless of the fact that no fund raised in this offering for the company, because Mr. Hong could give us loan at the beginning step.

Business Overview

The Company is in the development stage and has not yet commenced operations or generated any revenue. We have only one officer, Mr. Hong, who has the proper skill sets and experience in the field of business services and marketing that we require to start operations. We believe that providing our services to the Taiwan companies that desire to look for management services, financing or public listing in US or Canada will be successful because of our President's (Mr. Hong’s):

a. good relationship with many entrepreneurs in Taiwan;

b. profound knowledge of the financial industry and business economies of both Mainland China and Taiwan;

c. skill sets and experience in the business service field with both China, Taiwan and North American entities and their principals;

d. language skills of both Chinese and English; and

e. work ethics and his strong determination to turn our business into a financial success.

Ching-Sang Hong has over twenty years of international sales and marking experiences for established firm and extensive business and official relationship especially in Taiwan, Korea, Singapore and Mainland China. He is well-traveled professional, presenting a diverse range of business, from hi-tech to general commercial goods. From periods of both May 2001 to October 2007, and March 1988 to March 2000, he was hired by Department of Marketing and Sales, Ford Motor Company, Dearborn, MI 48126 as a Customer Database Production Support Manager. From March 2000 to May 2001, he was the vice president of international sale of City Network, Taipei Taiwan.

Since April 2008, he is the Chief Secretary of Ma-Friend organization, which was organized for the election of President Ma, Ying-Jeou, Republic of China (Taiwan). Even after President of Republic of China Ma won the election, the organization still works on to improve the communication between the government of Taiwan and the Taiwan people. Mr. Hong, through his good personality and political activities, builds excellent relations with many Taiwan entrepreneurs.

Target Market

Our target market will be small to medium size private companies in Taiwan who is looking for organization change, such as assets sale, ownership change from one individual or one family owned to many shareholders owned; looking for private financing, or wishing to merge with business partners in the United States, Canada or Europe, or becoming publicly listed through either an IPO (Initial Public Offering) or a "reverse" merger with a public "shell" company. We will conduct our business in accordance with all applicable laws and regulations of the cities, states and countries of which we are conducting business. Currently, we do not need any special license or regulatory requirements in the US or Taiwan to perform our services, other than the issuance of a CIK number from the SEC and any local business licenses.

The regulation and policy changes for the financial industry in both Taiwan and the US may have a material influence to our business. For example, one of our service areas is for Taiwanese private companies going USA public, and the implementation of the Sarbanes-Oxley Act, regarding small businesses governed by the SEC, may have a negative effect on our business because the front costs sharply increase. However, as the Taiwan companies feel stronger about going public overseas, they will pay attention to the costs compared with the quality our services can provide to them. We will watch these changes closely and adapt necessary measures to adjust our business strategy accordingly. At the present time, and to the best of our knowledge, we do not believe that our income or revenues will be materially affected by the possible changes of any regulations or policies pending in Taiwan, China or the US.

Marketing

We will market our service majorly through personal contacts, advertisers and media. Mr. Hong will take extensive international travel to meet the owners and major managers of the potential customers, and will make consistently communication through telephone and e-mail with them. Also he will periodically join the associated conferences, and seminars to make wide contacts with potential customers. We also will make alliances with partners or organizations located in US, Taiwan and China to expand our business.

Revenue Stream

Our Company will realize revenue when we obtain customers, and charge those customers fees for our business services. We plan to charge our customers on an annual basis, per project, rather than by the hours. We will survey our competition and adjust our fees to be slightly lower than industry averages.

We believe that some customers may elect to issue us shares of their common stock for our services if they do not have adequate cash resources.

Competition:

There are numerous competitions existing in Taiwan management and financial consultation business: such as  Abeam Taiwan, LADO Management Consultants Ltd., etc, which have certain history and operating scale in Taiwan consulting business, and there are periodical China-Taiwan Events such as Management Consultants

Conferences and Partner Matching Sessions with many bankers, financial institutions, brokerage firms, law firms, accounting firms to involve in. Many of our competitors have certain advantages over us such as:

a. greater financial resources,

b. much longer operating history,

c. stronger name recognition, and

d. superior marketing resources.

We may not be able to compete successfully against such established competitors. Competitive pressures may also force us to lower our prices. Any price reduction could reduce our revenues and profitability. Any inability to secure or maintain customers would adversely affect our ability to generate revenue and realize profits.

To compete successfully, we plan to market our services to a small and select group of Taiwan companies, specifically, smaller customers that will be attracted to our reduced service fees, acceptance of their stock as payment. Further, from the initiation of the proposal of the project, we will build a trust relation between our clients and us. In China and Taiwan, doing business among trusted people still is the basic philosophy among many people. Therefore it is important to build trust first before you want the payment.

We believe that once the client has worked with us, because of our personalized service and lower fees, he will likely become a repeat customer and may also refer other companies to us.

Employees

Since March of 2010, Mr. Hong has been working about thirty hours per week in performing services for us related to organizing the business.

We expect that additional personnel will be needed as the demand for our services increases and our customer base grows. We plan to use contract labor with the appropriate skill sets, rather than full-time employees, to assist us in providing services to our customers.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

During the next twelve months, we first plan to focus our efforts to allocate customers. In order to achieve the goal, we first launch a survey for potential customers. This survey is a deep communication between business owners and our company, including a confidential detailed financial discussion of the potential customers’ business. For example, Mr. Hong will travel to Mainland China to meet a Taiwanese entrepreneur who manages food-processing facilities in China, with sale in the level of middle-sized company. The scheduled topics would include big asset sale, how to improve the aged facilities, private financing and tax issue on Mainland China and Taiwan etc.. Mr. Hong will arrange such deep discussion with several companies. Usually these companies will promise to pay our services by their stocks, and Mr. Hong also should consider private financing to get the cash for our operation. In summary, to engage in one or more customers, our company must do following:

1. Make friends with top managers of potential customers.

2. Discover whole financial picture of the company.

3. Research and investigation of the demand, existing problem and development plan.

4. Classify the total problem or demand into several projects, usually various financing projects.

5. To identify several projects which our company considers practicable.

6. To look for proper partners or solutions of the projects.

7. To look for private funding.

8. When some small issues successfully addressed in front, we will really engage in the customers who will bring us the real revenue.

In the next twelve months, in additional to this filing cost which was paid by Mr. Hong personally, we expect to have $100,000 expenses in operate our business, including:

1. $ 10,000 travel expenses;

2. $  7,000 accounting expenses

3. $  7,000 office equipment and software;

4. $ 20,000 research and investigation;

5. $ 20,000 front costs for private financing such as literature and conferences, investing parties;

6. $ 36,000 working capital and other general business expenses.

Mr. Hong offers the company up to $70,000 free of interests of loan to operate in next twelve month, the remaining $30,000 will consider for further funding for this company. If the additional funding is not success and Mr. Hong’s loan not arriving on time, we are compelled to operate on a very small scale.

Our business objectives include the following:

1. Within 90 days of this filing, we expect to finalize our market plan, which includes identifying several serious potential customers. This plan consists of travel and deep investigation, and distributing our literatures through advertisers or media in Taiwan and China with expectation of enhancing our visibility to potential customers.

2. Within three to six months of this filing, we expect to help potential customers to deal with some front issues of their demands or troubles, and engaging customers to begin contract work with us. We will also identify some investors who are willing to make private offering for our company.

3. Within the next six to twelve months of this filing, we plan to use all of our efforts to fully complete projects for our customer(s), which entail investor relation services. We will identify the merger partners if there is some demand. We will held road shows and conference presentations and for the potential Public Companies and or mergers.

4. Within twelve to fifteen months of this filing, we expect to have a solid presence in Taiwan to sign agent agreements with several Taiwan Companies. We feel we will also be training employees at this time to assist us with our services, by paying these employees a commission for each job they refer our Company too.

5. Within twelve to fifteen months of this filing, we expect to have an excellent network among our officers and employees within Taiwan, China, US, and Canada.  Contingent on this network we have built internally, we will complete several contracts within a short period of time to generate revenue and profits for the Company.

Results of Operations for Period Ending December 31, 2009

We didn’t have any operation from December 19 (inception) to 31, 2009. We have equity of $1225 at the end of December 31, 2009.

Off-Balance Sheet Arrangements

None

                                      DESCRIPTION OF PROPERTY

Our USA offices are located at 665 Ellsworth Avenue, New Haven, CT 06511. Our Taiwan contact office is 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan. Both office space and equipment are at no costs by the owners Andrew Chien and Ching-Sang Hong respectively. Management estimates such amounts to be immaterial.

                              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This company was a subsidiary of USChina Channel Inc. USChina Channel issued/purchased 1,225,000 shares of common stock of this company at par value of $0.001 per share, and sold 1,102,500 shares to Chairman Ching-Sang Hong on March 9, 2010 at par value. And the remaining 122,500 shares of common stock were distributed to the shareholders of USChina Channel Inc as special dividends in March 2010.

Mr. Ching-Sang Hong hired Andrew Chien as a file agent to manage S-1 filing at his personal expenses without charge against our company.

                       SECURITY OWERSHIP OF CERTAIN BENEFICIAL OWERNERS AND MANAGEMENT

We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

   Name                  Number        Percent of Class       Position with

                        Of Shares                              the Company

Ching-Sang Hong         1,102,500          90 %              President, Treasurer

                                                              CFO, Secretary, Director

Andrew Chien               98,200           8 %              Beneficiary Owner

On March 15, 2010, Ching-Sang Hong signed a Financial Agreement (c.f. Exhibition 10.01) with the Company, promising to loan the Company up to $70,000, without interest, to cover expenses incurred for business operation.

                         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our securities are not publicly traded. There is no assurance that a trading market will ever develop, or, if one does develop, that it will be maintained for any length of time. Pursuant to this prospectus, the selling shareholders are offering a maximum of 122,500 shares of common stock on a best efforts basis. Our stock is held by a small number of investors thus reducing the liquidity of our stock. Consequently, a purchaser of shares may find it difficult to resell the securities offered in this prospectus, should he desire to do so. The shares of this Company are not eligible for margin so it is unlikely that a lending institution would accept our common stock as collateral for a loan.

To date, none of our outstanding shares are subject to any outstanding options, warrants to purchase, or securities that are convertible into common stock.

As of the date of this Prospectus, 1,225,000 shares of common stock are issued and outstanding.

Upon the date this Registration Statement becomes effective, a total of 122,500 shares of our common stock will become available for sale to the public. The 1,225,000 shares of common stock outstanding as of the date of this Prospectus are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering.  At the time this registration statement becomes effective, these shares will become available for resale to the public under Rule 144 under the Securities Act.  Under Rule 144, an affiliate of a reporting company may resell restricted securities after a six-month holding period, subject to volume limitations, timing, manner of sale, and filing of notice requirements. Under Rule 144, a person who has beneficially owned shares of a Company's common stock for at least six months is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

1. One per cent of the number of shares of the company's common stock, then outstanding.

2. The average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice of Form 144 with respect to the sale; provided, that the shares are trading on a nationally quoted exchange.

3. Under Rule 144(k), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares for at least two years, is entitled to sell shares without complying with the manner of the sale, public information, volume limitation or notice of the provisions of Rule 144.

4. The shares held by Mr. Hong was issued on March 8, 2010, so any sale of stock could not take place prior to September 8, 2010.

                                         EXECUTIVE COMPENSATION

To date, we have no employees other than our sole officer, Mr. Hong. No officer or director has yet been paid any compensation, including any reimbursement. We currently have no formal employment agreements or other contractual arrangements with our Officer and Director, or anyone else regarding the commitment of time or the payment of salaries or other remuneration.

Mr. Hong will be compensated in the form of a service fee or charge paid from revenues generated by the Company's customers. The amount of his service charge is based upon: (1) primary responsibilities, (2) financial performance of the Company, (3) expected future financial performance of the Company and (4) any other factors that are determined by the board of directors. The commencement of such compensation to Mr. Hong will also be determined at the discretion of our board of directors. The primary consideration when determining the timing of payments to Mr. Hong, if any, will be the financial condition of the Company. Specifically, we anticipate the board to authorize payment only when the Company realizes positive cash flow in any quarterly fiscal period. Mr. Hong's service charge will not exceed $100,000 in any fiscal year.

At this time, we do not anticipate awarding stock options to anyone.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

                                WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering.  This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

We will be required to file reports with the Securities and Exchange Commission (SEC) pursuant to Section (13) or 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at their Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

                                       FINANCIAL STATEMENT

                            ( For the year ended on December 31, 2010 )

                              ( This space intentionally left blank )

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of USChina Taiwan Inc:

We have audited the accompanying balance sheet of USChina Taiwan Inc. (A Development Stage Company) as of December 31, 2009, and the related statements of operations, stockholders' equity and cash flow for the period from December 18 (inception), to December 31, 2009. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USChina Taiwan Inc. (A Development Stage Company) as of December 31, 2009, and the results of its operations and its cash flows from December 18, 2009 (inception), to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that USChina Taiwan Inc. (A Development Stage Company) will continue as a going concern. As discussed in Note 3 to the financial statements, USChina Taiwan Inc. (A Development Stage Company) has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, CT

March 15, 2010

                     USChina Taiwan INC.

                 Consolidated Balance Sheets

                   As of December 31, 2009

12/31/2009
Cash	$ -
Due from relative party	$ 1,225
Total Current Asset	$ 1,225
Investment	$ -
Property	$ -
Intangible Assets	$ -
Total Assets	$ 1,225

Liabilities and Shareholders' equity
Current Liabilities:	$ -
Accounts payable	$ -
Other	$ -

Long-term Debt	$ -

Total Liabilities	$ -

Shareholders' Equity
Common shares w/ par value $ 0.001
1,225,000 issued &outstanding	$ 1,225
Additional paid-in capital	$ -

Total Shareholders' Equity	$ 1,225

Total Liabilities and Shareholders' Equity	$ 1,225

               USChina Taiwan INC.

      Consolidated Statements of Operations

         For Year Ended December 31, 2009

Year ended on
12/31/2009
Revenue	$ -
Cost of Revenue	$ -
Gross Profits	$ -

Operating Expenses
Selling expenses	$ -
General and administrative expenses	$ -
Research and development costs
Total Operating Expenses	$ -

Income (loss) from Operation	$ -

Other income (expenses)	$ -
Interests income (expenses)	$ -
Income tax	$ -

Net income (loss)	$ -

Basic and diluted net earning per share
1,225,000 Shares Outstanding	$ -

                         USChina Taiwan INC.

         Consolidated Statement of Stockholders' Equity

	Common		Paid-in	Profits
	Shares	Par	Capital	(Loss)	Total

Issuance of Common Stock	1,225,000	$ 1,225			$ 1,225
Net Profits (Loss)				$ -	$ -

Balance, December 31, 2009				$ -	$ 1,225

                      USChina Taiwan INC.

          Consolidated Statements of Cash Flows

              For Year Ended December 31, 2009

Year ended on
12/31/2009
Cash Flow from operating activities
Net Income (Loss)	$ -

Change in operating assets and liabilities
(Increase)/Decrease due from relative party	$ (1,225)
Net cash provided by operating activities	$ (1,225)

Cash flows from investing activities	$ -

Cash flows from financing activities
Proceeds from sale of common stock	$ 1,225

Net cash provided by financing activities	$ 1,225

Increase (decrease) in cash	$ -
Cash, beginning at the period	$ -
Cash, end at the period	$ -

                                  USChina Taiwan Inc.

                             NOTES TO FINANCIAL STATEMENTS

                                  December 31, 2009

1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

USChina Taiwan Inc was incorporated in Nevada on December 18, 2009, under the laws of the State of Nevada, for the purpose of providing management consulting services to the small or median sized private companies in the Taiwan that want to look for business partners, or agencies, or financing resources, or to become public listing through IPO or reverse merger in the United States, or Canada.

The Company was a subsidiary of USChina Channel Inc., and spun off on March 15, 2010.

The Company is in the development stage with minimal operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Basic Earnings Per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share",

which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No.128 effective December 18, 2009  (date of inception).

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of diluted items in the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectible is reasonably assured. This typically occurs when the services are rendered.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had minimal operations during the period from December 18, 2009 (date of inception) to December 31, 2009 and generated no revenues and the Company's current asset of $1,225 is not sufficient to cover the operating expenses for the next twelve months.  This condition raises substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional financial responsibilities from Mr. Ching-Sang Hong, the President and CFO of the company, and from other sources of equity funding.

4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stocks.

5. RELATED PARTY TRANSACTIONS

This company was a subsidiary of USChina Channel Inc. USChina Channel issued/purchased 1,225,000 shares of common stock of this company at par value of $0.001 per share, and sold 1,102,500 shares to Chairman Ching-Sang Hong in March 2010 at par value. The remaining 122,500 shares of common stock were distributed to the shareholders of USChina Channel Inc as special dividends in March 2010.

The Company neither owns nor leases any real or personal property. Ching-Sang Hong has provided office and furniture without any charges.

6. INCOME TAXES

                                              As of December 31, 2009

Deferred tax assets:

     Net operating tax carry forwards             $   0

     Other                                            0

     Gross deferred tax assets                        0

     Valuation allowance                             (0)

     Net deferred tax assets                      $   0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

7. NET OPERATING LOSSES

As of December 31, 2009, the Company has a net operating loss carryforward of $0. Net operating loss carryforward expires twenty years from the date the loss was incurred.

8. STOCK TRANSACTIONS

On March 9, 2009, the then parent company USChina Channel Inc., exercised its subscription promise to issue/purchase 1,225,000 shares of common stock of this company at par value of $0.001 per share for

$1,225, and sold 1,102.500 shares to Chairman Ching-Sang Hong at par value. The remaining 122,500 shares of common stock were distributed to the shareholders of USChina Channel Inc as special dividends.

9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2009:

Common stock, $0.001 par value: 60,000,000 shares authorized; 1,225,000 shares issued and outstanding.

____________________________________________________________________________________________________

                         PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

                         ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and our bylaws except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. That NRS permits the registrant to indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed action, or suit, whether civil, criminal, administrative or investigative (other than an action by the registrant) by reason of the fact that the person is or was, or temporally is or was an officer or director of the registrant. The indemnity is based on the fact that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnity may include liabilities, judgments, costs, all fines and expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The registrant's obligations of indemnification, if any, shall be conditioned on the registrant receiving prompt notice of the claim and the opportunity to settle and defend the claim. The registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

                           ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses that Mr. Hong will personally pay in connection with the offering described in this registration statement:

                                                Amount

SEC Registration fee (1)                     $     26.21

Legal, Accounting & Others                   $ 29,973.79

Total:                                        $30,000.00

(1)

All expenses, except SEC registration fee are estimated.

                                RECENT SALES OF UNREGISTERED SECURITIES

This company was a subsidiary of USChina Channel Inc. USChina Channel issued/purchased 1,225,000 shares of common stock of this company at par value of $0.001 per share, and sold 1,102,500 shares to Chairman Ching-

Sang Hong on March 9, 2010 at par value. And the remaining 122,500 shares of common stock were distributed to the shareholders of USChina Channel Inc as special dividends in on March 9, 2010.

All the shares were issued in a private placement and were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

                                            EXHIBITS

Reference Exhibit no.     Document                     Location

3          3.01       Articles of Incorporation           Filed

3          3.02       By-Laws                             Filed

5          5.01       Opinion on Legality                 Filed

10        10.01       Financial Agreement                 Filed

14        14.01       Ethics of Code                      Filed

                                           UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

Undertaking Required by Regulation S-B, Item 512(a).

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

    (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;  and

    (c) Include any additional material information not previously disclosed or any material change to such information in the registration statement with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned

Registrant;

    (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.     Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act  and will be governed by the final adjudication of such issue.

3.

Undertaking Required by Regulation S-B, Item 512(g)(2):

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form or prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Signatures

    In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on

      March 15, 2010.                           USChina Taiwan INC

                                                By: /s/ Ching-Sang Hong

                                              _____________________

                                                Ching-Sang Hong

                                              President, Treasurer,

                                              CFO, Principal Accounting Officer

                                              Director, Secretary